Exhibit 5.1

December 1, 2006

CombinatoRx, Incorporated
245 First Street
16th Floor
Cambridge, Massachusetts 02142

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on December 1, 2006 for the registration of 1,948,051 shares (the “Shares”) of Common Stock, $0.001 par value, of CombinatoRx, Incorporated, a Delaware corporation (the “Company”), issued pursuant to a Securities Purchase Agreement among the Company and Angiotech Pharmaceuticals, Inc. (“Angiotech”) dated October 3, 2005.  We understand that the Shares are being registered to permit the resale of such Shares by Angiotech from time to time after the effective date of the Registration Statement.

We have acted as counsel for the Company in connection with the issuance and sale of the Shares.  For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included therein.  In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP